Exhibit 21.  Subsidiaries of Registrant


                                                    Year          Percentage
                               Jurisdiction        Acquired        of Voting
Name of Subsidiary           of Incorporation     or Formed    Securities Owned
__________________           ________________     _________    ________________

ASI Data Services Inc.            Maine              1993            100%

Northeast Bank, FSB               Maine              1987            100%
(and its 100% owned
subsidiary, Northeast
Service Corp. and 62.5%
owned second tier
subsidiary, First New
England Benefits, Inc.)